Exhibit 99.1

ChannelAdvisor Reports Third Quarter 2020 Results
Revenue and Adjusted EBITDA Exceed Guidance
Revenue Growth of 11% on a Y/Y Basis with Record Fixed Revenue
Brands Revenue Growth of 29% on a Y/Y Basis to a Record 34% of Revenue
Net Bookings Best In More Than Five Years
Adjusted EBITDA Increased 44% on a Y/Y Basis
Cash at $66 Million with Operating Cash Flow of $26 Million Year-To-Date

Research Triangle Park, NC - November 5, 2020 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter ended September 30, 2020.

“We delivered strong financial results again in the third quarter, with revenue and adjusted EBITDA that both exceeded our guidance for the quarter,” said David Spitz, ChannelAdvisor’s chief executive officer. “What excites me even more is the strong performance we had in sales, especially with brands, and overall outstanding revenue retention for the quarter, both of which combined to drive an acceleration in fixed revenue growth. Our strategic shift towards brands has continued to pay off, with revenue growth from brands accelerating to 29% year over year for the quarter, and our solid overall execution in the quarter positions us for continued strong performance as we close out the year.”

Third Quarter 2020 Financial Results
•Revenue: Total revenue was $35.3 million for the third quarter 2020, an increase of 11.4% from the year-ago period. Brands revenue increased 29.3% from the year-ago period and reached a new high of 34.2% of total revenue. Variable revenue was $8.2 million, or 23.2% of total revenue for the third quarter 2020, compared with $5.8 million, or 18.5% of total revenue for the year-ago period. Fixed subscription revenue was $27.1 million, or 76.8% of total revenue for the third quarter 2020, compared with $25.8 million, or 81.5% of total revenue for the year-ago period.
•Gross Profit: GAAP gross profit was $27.6 million, representing a 78.2% gross margin for the third quarter 2020, compared with $24.4 million and 77.1%, respectively, for the year-ago period. Non-GAAP gross profit was $27.8 million, representing a 78.8% non-GAAP gross margin for the third quarter 2020, compared with $24.8 million and 78.4%, respectively, for the year-ago period. For a description of non-GAAP gross profit, non-GAAP gross margin and other non-GAAP measures included in this press release, including their potential limitations, see “Non-GAAP Financial Measures” below.
•Net Income: GAAP net income was $3.7 million for the third quarter 2020, compared with $1.7 million for the year-ago period. GAAP net income per diluted share was $0.12 based on 30.4 million diluted weighted average shares outstanding for the third quarter 2020, compared with $0.06 per diluted share based on 28.8 million diluted weighted average shares outstanding for the year-ago period. Non-GAAP net income was $6.2 million for the third quarter 2020, compared with

Exhibit 99.1
$3.5 million for the year-ago period. Non-GAAP net income per diluted share was $0.20 based on 30.4 million diluted weighted average shares outstanding for the third quarter 2020, compared with $0.12 based on 28.8 million diluted weighted average shares outstanding for the year-ago period.
•Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $7.4 million for the third quarter 2020, compared with $5.2 million for the year-ago period. Adjusted EBITDA margin, which is adjusted EBITDA divided by revenue, was 21.1% for the third quarter 2020, compared with 16.3% for the year-ago period. Adjusted EBITDA for the twelve months ended September 30, 2020 totaled $34.8 million.
•Cash: Cash and cash equivalents totaled $66.4 million as of September 30, 2020, compared with $51.8 million as of December 31, 2019. Cash generated from operations was $26.0 million for the nine months ended September 30, 2020, compared with $7.5 million for the year-ago period. Free cash flow, a non-GAAP measure, was $22.7 million for the nine months ended September 30, 2020, compared with $4.8 million for the year-ago period.
Recent Business Highlights
•Launch of ‘Shoppable Media’, a Comprehensive Suite of Multi-Channel Solutions for Brands: From inspiration to conversion, brands can ease the path to purchase directly from their websites and across various marketing and advertising channels with ChannelAdvisor’s Shoppable Media, a product offering that comprises Where to Buy Online, Where to Buy Local, Dynamic Shopping Links, and Buy Now Interstitial, a new dynamic linking feature.
•Search Terms Generator for Amazon: Seller Central merchants advertising and selling on Amazon through ChannelAdvisor can save time and resources with the Search Terms Generator. This new feature automatically generates Search Terms and provides updates based on advertising performance to help improve organic listings.
•New Marketplace Integrations: ChannelAdvisor is committed to helping brands and retailers reach new global audiences through the support of Bunnings Marketlink (AU), Grupo Exito (US CBT to CO), Kroger (US), Love the Sales (UK), Onceit (NZ), and Stockd (US), adding to the global total of more than 100 marketplace integrations.
•New First-Party Retail Dropship Connections: ChannelAdvisor added support for first-party integrations with Bluestem (US), JClub (US), OTTO VAL (DE), and Walgreens (US).
•Enhanced Client Experience to Improve Operational Agility:
◦New Knowledge Center: New services IT infrastructure improves the ability of clients to answer questions, solve problems and learn new features. With improved self-help content that is easier to find, forums to encourage and facilitate client engagement, and a new set of tools to enable team members to better address client questions, ChannelAdvisor continues to invest in making our clients successful.
◦New Order Pipeline Dashboard: With this new analytics tool, ChannelAdvisor continues to help brands and retailers minimize costly order processing delays, especially during peak volume periods with powerful visualization and monitoring of where those delays may be occurring in the processing pipeline.
◦New Channel Health Console: Allows ChannelAdvisor Marketplace users to understand and gauge operational health across all channel integrations, enabling prioritization and focus on the most important areas of the business.

Exhibit 99.1
◦Deal Planner: Introduces a new way to manage short-term promotions in dozens of marketplaces. Brands and retailers can create deals for a specified time period and then adjust the price for the deal’s duration. When the time window expires, the listing returns to the original price.
•ChannelAdvisor Consumer Survey Indicates Significant Shift In Online Shopping Behavior: Results from our recent consumer survey of more than one thousand active shoppers in the US and the UK indicated significant shifts in online shopping behavior among purchase-ready consumers across all age groups and genders during the pandemic. ChannelAdvisor presented the survey findings in a webinar that can be found on our corporate website.
•Customer Details:  ChannelAdvisor recently added notable new customers including Epson U.S., Gant, Geox, Omron Healthcare Europe and Universal Music Group Germany, and expanded its relationship with customers such as Brady Corporation and Simone Perele SAS.
Financial Outlook
Based on the information available as of today, ChannelAdvisor is issuing guidance for its fourth quarter 2020.

(in millions)	Q4 2020
Revenue	$37.3 - $38.3
Y/Y Growth	7% - 10%
Adjusted EBITDA	$8.0 - $9.0
As a Percentage of Revenue (at the midpoint)	22%
Stock-based Compensation Expense	$2.1 - $2.5
Weighted Average Shares Outstanding	29.0
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Third Quarter 2020 Financial Results Conference Call
When:	Thursday, November 5, 2020
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 5252688, Toll Free
(704) 288-0612, Passcode 5252688, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA and adjusted EBITDA margin, free cash flow, non-GAAP gross profit and non-GAAP gross margin. Adjusted EBITDA and adjusted EBITDA margin exclude depreciation, amortization, income tax (benefit) expense, net interest expense, stock-based compensation expense, for 2019 only, non-recurring severance and related costs, and for 2020 only, transaction costs associated with our July 2020 acquisition of BlueBoard. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and

Exhibit 99.1
payment of software development costs. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the fourth quarter 2020 and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2020, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial

Exhibit 99.1
performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

###

Investor Contact:
Raiford Garrabrant
ChannelAdvisor Corporation
raiford.garrabrant@channeladvisor.com
919-228-4817

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$66,357	$51,785
Accounts receivable, net of allowance of $410 and $733 as of September 30, 2020 and December 31, 2019, respectively	21,817	22,126
Prepaid expenses and other current assets	12,840	10,452
Total current assets	101,014	84,363
Operating lease right of use assets	8,802	11,128
Property and equipment, net	9,184	9,597
Goodwill	30,990	23,486
Intangible assets, net	4,439	1,285
Deferred contract costs, net of current portion	13,370	12,810
Long-term deferred tax assets, net	3,649	3,584
Other assets	979	614
Total assets	$172,427	$146,867
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$545	$409
Accrued expenses	14,892	8,577
Deferred revenue	21,368	21,000
Other current liabilities	6,375	6,431
Total current liabilities	43,180	36,417
Long-term operating leases, net of current portion	6,436	9,767
Long-term finance leases, net of current portion	12	27
Other long-term liabilities	2,170	1,007
Total liabilities	51,798	47,218
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,981,204 and 28,077,469 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	29	28
Additional paid-in capital	286,208	278,111
Accumulated other comprehensive loss	(1,803)	(1,740)
Accumulated deficit	(163,805)	(176,750)
Total stockholders' equity	120,629	99,649
Total liabilities and stockholders' equity	$172,427	$146,867

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$35,285	$31,678	$104,760	$95,184
Cost of revenue (1) (2)	7,691	7,251	21,807	21,876
Gross profit	27,594	24,427	82,953	73,308
Operating expenses (1) (2):
Sales and marketing	13,477	12,403	38,436	40,808
Research and development	4,809	4,803	14,153	15,161
General and administrative	5,974	5,440	17,742	19,272
Total operating expenses	24,260	22,646	70,331	75,241
Income (loss) from operations	3,334	1,781	12,622	(1,933)
Other income:
Interest (expense) income, net	(1)	205	210	599
Other income (expense), net	5	(44)	44	(32)
Total other income	4	161	254	567
Income (loss) before income taxes	3,338	1,942	12,876	(1,366)
Income tax (benefit) expense	(374)	213	171	572
Net income (loss)	$3,712	$1,729	$12,705	$(1,938)
Net income (loss) per share:
Basic	$0.13	$0.06	$0.45	$(0.07)
Diluted	$0.12	$0.06	$0.43	$(0.07)
Weighted average common shares outstanding:
Basic	28,802,310	28,049,199	28,485,547	27,824,696
Diluted	30,436,601	28,754,679	29,815,829	27,824,696

(1) Includes stock-based compensation as follows:
Cost of revenue	$203	$169	$760	$745
Sales and marketing	544	—	2,061	1,773
Research and development	485	454	1,708	1,696
General and administrative	1,030	178	3,203	2,786
	$2,262	$801	$7,732	$7,000

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,062	$1,046	$3,067	$2,947
Sales and marketing	154	205	465	607
Research and development	61	94	195	277
General and administrative	378	319	928	975
	$1,655	$1,664	$4,655	$4,806

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$12,705	$(1,938)
Adjustments to reconcile net income (loss) to cash and cash equivalents provided by operating activities:
Depreciation and amortization	4,655	4,806
Bad debt expense	479	911
Stock-based compensation expense	7,732	7,000
Deferred income taxes	(61)	513
Other items, net	(617)	43
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	343	1,007
Prepaid expenses and other assets	(917)	2,282
Deferred contract costs	(1,800)	(2,661)
Accounts payable and accrued expenses	3,404	(2,112)
Deferred revenue	62	(2,337)
Cash and cash equivalents provided by operating activities	25,985	7,514
Cash flows from investing activities
Acquisition, net of cash acquired	(8,787)	—
Purchases of property and equipment	(1,021)	(755)
Payment of software development costs	(2,283)	(1,972)
Cash and cash equivalents used in investing activities	(12,091)	(2,727)
Cash flows from financing activities
Repayment of finance leases	(1,418)	(2,357)
Proceeds from exercise of stock options	3,553	968
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(1,299)	(2,101)
Payment of line of credit financing costs	(179)	—
Cash and cash equivalents provided by (used in) financing activities	657	(3,490)
Effect of currency exchange rate changes on cash and cash equivalents	21	(256)
Net increase in cash and cash equivalents	14,572	1,041
Cash and cash equivalents, beginning of period	51,785	47,185
Cash and cash equivalents, end of period	$66,357	$48,226

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$35,285	$31,678	$104,760	$95,184

Gross profit (GAAP)	$27,594	$24,427	$82,953	$73,308
Plus: Stock-based compensation expense included within cost of revenue	203	169	760	745
Plus: Non-recurring severance and related costs included within cost of revenue	—	238	—	238
Gross profit (Non-GAAP)	$27,797	$24,834	$83,713	$74,291
Gross margin (GAAP)	78.2%	77.1%	79.2%	77.0%
Gross margin (Non-GAAP)	78.8%	78.4%	79.9%	78.0%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses (GAAP)	$24,260	$22,646	$70,331	$75,241
Less: Stock-based compensation expense included within operating expenses	2,059	632	6,972	6,255
Less: Transaction costs in connection with acquisition included within operating expenses	178	—	443	—
Less: Non-recurring severance and related costs included within operating expenses	—	727	—	727
Operating expenses (Non-GAAP)	$22,023	$21,287	$62,916	$68,259

Reconciliation of GAAP Income (Loss) from Operations and GAAP Operating Margin to Non-GAAP Income from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$35,285	$31,678	$104,760	$95,184

Income (loss) from operations (GAAP)	$3,334	$1,781	$12,622	$(1,933)
Plus: Stock-based compensation expense	2,262	801	7,732	7,000
Plus: Transaction costs in connection with acquisition	178	—	443	—
Plus: Non-recurring severance and related costs	—	965	—	965
Income from operations (Non-GAAP)	$5,774	$3,547	$20,797	$6,032
Operating margin (GAAP)	9.4%	5.6%	12.0%	(2.0)%
Operating margin (Non-GAAP)	16.4%	11.2%	19.9%	6.3%

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$3,712	$1,729	$12,705	$(1,938)
Plus: Stock-based compensation expense	2,262	801	7,732	7,000
Plus: Transaction costs in connection with acquisition	178	—	443	—
Plus: Non-recurring severance and related costs	—	965	—	965
Net income (Non-GAAP)	$6,152	$3,495	$20,880	$6,027

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$3,712	$1,729	$12,705	$(1,938)
Adjustments:
Interest expense (income), net	1	(205)	(210)	(599)
Income tax (benefit) expense	(374)	213	171	572
Depreciation and amortization expense	1,655	1,664	4,655	4,806
Total adjustments	1,282	1,672	4,616	4,779
EBITDA	4,994	3,401	17,321	2,841
Stock-based compensation expense	2,262	801	7,732	7,000
Transaction costs in connection with acquisition	178	—	443	—
Non-recurring severance and related costs	—	965	—	965
Adjusted EBITDA	$7,434	$5,167	$25,496	$10,806

Reconciliation of Trailing Twelve Month (TTM) GAAP Net Income to Adjusted EBITDA
(unaudited; in thousands)
	QTD	QTD	QTD	QTD	TTM
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2020
Net income (GAAP)	$3,712	$6,986	$2,007	$5,420	$18,125
Adjustments:
Interest expense (income), net	1	(85)	(126)	(155)	(365)
Income tax (benefit) expense	(374)	325	220	117	288
Depreciation and amortization expense	1,655	1,522	1,478	1,530	6,185
Total adjustments	1,282	1,762	1,572	1,492	6,108
EBITDA	4,994	8,748	3,579	6,912	24,233
Stock-based compensation expense	2,262	2,556	2,914	1,976	9,708
Transaction costs in connection with acquisition	178	265	—	—	443
Non-recurring severance and related costs	—	—	—	464	464
Adjusted EBITDA	$7,434	$11,569	$6,493	$9,352	$34,848

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Nine Months Ended September 30,
	2020	2019
Cash and cash equivalents provided by operating activities	$25,985	$7,514
Less: Purchases of property and equipment	(1,021)	(755)
Less: Payment of software development costs	(2,283)	(1,972)
Free cash flow	$22,681	$4,787

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Fourth Quarter 2020
	Low	High
Net income (estimate)	$3.5	$5.2
Adjustments (estimates):
Interest (income) expense, net	0.0	(0.1)
Income tax (benefit) expense	0.2	0.1
Depreciation and amortization expense	1.8	1.7
Total adjustments	2.0	1.7
EBITDA	5.5	6.9
Stock-based compensation expense (estimate)	2.5	2.1
Adjusted EBITDA guidance (floor)	$8.0	$9.0